EXHIBIT 5.1


                               Leonard E. Neilson
                                ATTORNEY AT LAW
                           A PROFESSIONAL CORPORATION
                      8160 SOUTH HIGHLAND DRIVE, SUITE 209

                               SANDY, UTAH 84093

TELEPHONE:  (801)  733-0800                               FAX:  (801)  733-0808
                                                   E-MAIL:  LNEILSONLAW@AOL.COM

July 9, 2004

Videolocity International, Inc.
1762A Prospector Avenue
Park City, Utah  84060

RE:           Videolocity International, Inc. (THE "CORPORATION")
              Registration Statement on Form SB-2 (The "Registration Statement")

Gentlemen:

         I have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 19,314,099 shares of the Corporation's Common Stock, par value $0.001 per share (the "COMMON STOCK").

         I am furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

         I am familiar with the Registration Statement and I have examined the Corporation's Certificate of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. I have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as I have deemed necessary or appropriate for the purpose of this opinion.

         The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Nevada. I do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

         Based upon the foregoing, I am of the opinion that the shares of Common Stock to be sold by the Selling Stockholders (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

/s/ Leonard Neilson, Attorney-at-Law
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LEONARD NEILSON, ATTORNEY-AT-LAW